Exhibit 99.1

FOR IMMEDIATE RELEASE
Media Contact
Karen Wishart
kwishart@Urban1.com
Office: 301.429.3238 Cell: 301.318.9935

Urban One, Inc. Receives NASDAQ Staff Determination

of Non-Compliance with Listing Rule 5250(c)(1)

SILVER SPRING, MD—September 29, 2023 – Today, Urban One, Inc. (the “Company”), reported that it received a letter from the Listing Qualifications Department (the “Listing Department”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq has initiated a process that could result in the delisting of the Company’s securities from Nasdaq as a result of the Company not being in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The Staff Determination has no immediate effect and will not immediately result in the suspension of trading or delisting of the Company’s shares of common stock.

The Company intends to timely request a hearing before a Nasdaq Hearings Panel (the “Hearings Panel”). The hearing request will automatically stay any suspension or delisting action through October 20, 2023. In connection with the hearing request the Company will request that the stay be extended through the hearing and the expiration of any additional extension period granted by the Hearings Panel following the hearing. In that regard, pursuant to the Nasdaq Listing Rules, the Hearings Panel may grant an additional extension period through March 26, 2023. However, there can be no assurance that the Hearings Panel will grant the Company an additional extension, or that the Hearings Panel will grant the Company’s request for an extended stay, or that the Company will be able to regain compliance by the end of any additional extension period.

The Staff Determination was issued because the Company has not filed its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 (the “Q1 2023 Form 10-Q”) and June 30, 2022 (the “Q2 2023 Form 10-Q” and, together with the Q1 2023 Form 10-Q, the “Delinquent Reports”) by the Extension Deadline (defined below).

As previously disclosed July 12, 2023, on July 11, 2023, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) approved the dismissal of BDO USA, LLP as the Company’s independent registered public accounting firm effective on July 12, 2023. At that time, the Audit Committee voluntarily appointed Ernst & Young LLP (“E&Y”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 effective as of July 12, 2023.

As previously disclosed, on August 22, 2023, the Company received a letter from the Listing Department on August 16, 2023 (the “Third Nasdaq Letter”), notifying the Company that it was not in compliance with requirements of the Rule as a result of not having timely filed the Delinquent Reports.

As previously disclosed, the Company received a notice from Nasdaq on April 3, 2023 (the “First Nasdaq Letter”), notifying the Company that it was not in compliance with the Rule due to its delay in filing the 2022 Annual Report on Form 10-K (the “2022 Form 10-K”). On May 10, 2023, the Company filed a Form 12b-25 Notification of Late Filing with respect to its Q1 2023 Form 10-Q, triggering a second letter from Nasdaq dated May 19, 2023 (the “Second Nasdaq Letter”), as previously disclosed on May 24, 2023. In accordance with the Second Nasdaq Letter, the Company filed a plan with Nasdaq to regain compliance with the listing requirements that include completion and filing of the 2022 Form 10-K and the Q1 2023 Form 10-Q with the SEC. Nasdaq accepted the Company’s compliance plan and granted the Company 180 days, or until September 27, 2023 (the Extension Deadline”), for filing the 2022 Form 10-K and the Q1 2023 Form 10-Q, to regain compliance. The Company subsequently filed the 2022 Form 10-K on June 30, 2023. However, the Company has yet to file its Q1 2023 Form 10-Q and this, as well as the identification of certain errors with the filed 2022 Form 10-K, has delayed the Company’s preparation and filing of its Q2 2023 Form 10-Q. The Company is in the process of completing its Q1 2023 Form 10-Q and anticipates filing the Delinquent Reports as soon as practicable after resolution of the discrete accounting issues identified below.

During the course of its preparation of the Q1 2023 Form 10-Q, the Company identified certain errors with regard to the timing of expense recognition of non-cash stock based compensation and the accounting for the Company’s investment in the operations of its Richmond casino joint venture, RVA Entertainment Holdings, LLC, the activities of which primarily related to 2021. The Company is currently evaluating the related accounting for the non-cash stock based compensation matter and if the Company’s investment in RVA Entertainment Holdings, LLC should have been consolidated during the historical periods due to its then 75% ownership interest. The Company is also in the process of evaluating the impact these matters may have on its internal controls over financial reporting. The ongoing resolution of these issues has further delayed the preparation process. The Company anticipates that these matters will be resolved in the near future. Once these matters are resolved, the Company anticipates filing both of the Delinquent Reports in an expedited manner.

Cautionary Note Regarding Forward-Looking Statements

The Company cautions you certain of the statements in this Form 8-K or in its press release may represent “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, economic, public health, and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; the cost and availability of capital or credit facility borrowings; the ability to obtain equity financing; general market conditions; the adequacy of cash flows or available debt resources to fund operations; and other risk factors described from time to time in the Company’s Forms 10-K, Forms 10-K/A, Forms 10-Q, Forms 10-Q/A and Form 8-K reports (including all amendments to those reports).

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About Urban One:

Urban One Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform, and inspire a diverse audience of adult Black viewers. As of September 1, 2023, we owned and/or operated 72 independently formatted, revenue producing broadcast stations (including 57 FM or AM stations, 13 HD stations, and the 2 low power television stations) branded under the tradename “Radio One” in 13 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, the Russ Parr Morning Show, and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. We also have invested in a minority ownership interest in MGM National Harbor, a gaming resort located in Prince George’s County, Maryland. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African American and urban audiences.